Exhibit 10.1

2009 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2009 (effective April 1, 2009 through January 2010) are as follows:

Name	Title	Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$407,000
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$233,000
J. Christopher Drew	Senior Vice President, Field Operations	$272,000
Dan S. Johnston	Vice President and General Counsel	$239,000
John G. Choma	Vice President, OD, Learning and Performance	$189,000
Nhat Ngo	Vice President, Strategy and Business Development	$240,000
Marga Ortigas-Wedekind	Vice President, Marketing	$240,000